UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 10, 2018 (December 6, 2018)

J.JILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38026 (Commission File Number)	45-1459825 (I.R.S. Employer Identification No.)

4 Batterymarch Park
Quincy, MA 02169
(Address of Principal Executive Offices) (Zip Code)
(617) 376-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Linda Heasley as President
On December 6, 2018, the Board of Directors (the “Board”) of J.Jill, Inc. (the “Company”) appointed Linda Heasley, the Company’s Chief Executive Officer and a member of the Board, as President of the Company.  Ms. Heasley, age 63, has served as the Company’s Chief Executive Officer since April 2018 and as a member of the Board since March 2017 and will continue to serve as the Company’s Chief Executive Officer and as a member of the Board.  Biographical and other information regarding Ms. Heasley’s employment arrangements with the Company are set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2018.  Ms. Heasley and the Company previously entered into an employment agreement, dated as of March 13, 2018, the material terms of which are set forth in the Company’s Form 8-K filed with the SEC on March 15, 2018 and which was filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018, filed with the SEC on April 13, 2018.  Ms. Heasley’s employment agreement is not being amended in connection with her appointment as the Company’s President.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: December 10, 2018
J.JILL, INC.

By:	/s/ David Biese
	Name:	David Biese
	Title:	Chief Financial and Operating Officer